Exhibit 99.1

INTERACTIVE STRENGTH INC.

Interactive Strength Inc. (Nasdaq: TRNR) Reports Second Quarter 2025 Results, Increases 2025 Pro Forma Revenue Guidance to more than $80M

Company Reports Quarterly Revenue of $1.2 Million; Net Loss and Loss per Diluted Share of $2.2 Million and $2.13

Quarterly Adjusted EBITDA Loss of $1.7 Million Reflects 40% YOY Improvement

TRNR held 29.6 Million FET tokens as of June 30, 2025 and 67.4 Million FET tokens as of August 13, 2025, with a value in excess of $50 million, representing the largest publicly traded AI-focused Digital Asset Treasury

Stockholders’ Equity Was $16.3 Million at Quarter End

2025 Pro Forma Revenue Guidance Increased to more than $80 Million, driven by Sportstech’s Stronger-Than-Expected Performance, and Fourth Quarter Profitability Guidance Reiterated

Austin, Texas – August 14, 2025 – Interactive Strength Inc. (Nasdaq: TRNR) ("TRNR" or the "Company"), maker of innovative specialty fitness equipment under the Wattbike, CLMBR and FORME brands, and the pending acquirer of Sportstech, today announced financial results for its second quarter ended June 30, 2025.

Quarterly Financial Highlights

For the quarter, TRNR reported revenue of $1.2 million, a net loss of $2.2 million - or $2.13 per diluted share - and an Adjusted EBITDA loss of approximately $1.7 million (non‑GAAP).

Results do not include Wattbike (closed July 1, 2025) or Sportstech (pending) for the period. However, if both businesses were included in the second quarter, revenue would have been approximately $17 million.

Digital Asset Treasury Strategy

TRNR also closed a very significant investment in the quarter to begin to execute its Digital Asset Treasury Strategy, and was able to acquire 29.6 million FET tokens by the end of the Q2. TRNR has since completed the cumulative purchase of 67.4 million FET tokens, at an average token price of $0.70, currently worth in excess of $50 million.

Outlook

TRNR is increasing its full‑year 2025 pro forma revenue guidance to more than $80 million, driven by Sportstech’s stronger-than-expected-performance, and by continued momentum across the TRNR + Wattbike platform. TRNR is also reiterating its guidance that it expects to achieve Adjusted EBITDA profitability in the fourth quarter.

For more commentary, information and details of TRNR’s strategy, as well as to sign up for direct updates, see the Company’s investor website, latest FAQs and required filings with the US Securities & Exchange Commission (SEC).

Sportstech

The Sportstech acquisition continues to proceed and all parties are working to satisfy the remaining items to close the acquisition and look forward to being able to update investors with more specific guidance on the transaction as soon as possible.

Founder and CEO Trend Ward stated: “We believe that Q2 will be the inflection point for TRNR, as we now have the largest publicly traded AI-focused Digital Asset Treasury, comprised of 67.4 million FET tokens, worth more than $50 million, and we are increasing our 2025 pro forma revenue guidance to more than $80 million, driven by the stronger-than-expected performance of Sportstech, our pending acquisition. We closed the Wattbike acquisition right after the quarter had ended and all parties are working on completing the

Exhibit 99.1

remaining items to close the Sportstech acquisition as soon as we can. If both acquisitions were included in the second quarter, we would have generated approximately $17 million in revenue for the quarter. We are also reiterating that we expect to be profitable in the fourth quarter. In our view, the combination of these synergistic acquisitions, along with our AI-focused Digital Asset Treasury, represents a significant opportunity for investors.”

TRNR Investor Contact
ir@interactivestrength.com

TRNR Media Contact

forme@jacktaylorpr.com

About Interactive Strength Inc.

Interactive Strength Inc. (NASDAQ: TRNR) has established a leading portfolio of premium fitness brands—Wattbike, CLMBR, and FORME—that combine advanced hardware, smart technology, and immersive content to deliver exceptional training experiences for both commercial and home use.

•
Wattbike offers a range of high-performance indoor bikes that set the global standard in cycling. Known for unmatched accuracy, realistic ride feel, and advanced performance tracking, Wattbike is trusted by elite athletes, national teams, and fitness enthusiasts around the world.
•
CLMBR redefines the next-generation vertical climbing experience through its patented open-frame design and immersive touchscreen, delivering a high-intensity, low-impact workout that’s both efficient and effective.
•
FORME delivers strength, mobility, and recovery training through immersive content, performance-grade hardware, and expert coaching. Its wall-mounted systems include the Studio, a smart fitness mirror for guided programming and live 1:1 personal training, and the Lift, which adds smart resistance cable training—ideal for high-performance environments and sport-specific development.

From elite performance to everyday wellness, our ecosystem of performance-focused solutions delivers data-driven outcomes for athletes, fitness enthusiasts, and commercial operators.

Channels for Disclosure of Information
In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

The Company's non-GAAP financial measure in this press release consist of Adjusted EBITDA, which we define as net (loss) income, adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; (gain) loss on debt extinguishment; vendor settlements; and transaction related expenses.

The Company believes the above adjusted financial measures help facilitate analysis of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

▪
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
▪
Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and

Exhibit 99.1

▪
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA, or any other non-GAAP financial measures we may use in the future, is presented for supplemental informational purposes only and should not be considered as a substitute for, or in isolation from, our financial results presented in accordance with GAAP. Further, these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are, or may in the future be, as follows:

•
Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA does not reflect impairment charges for fixed assets and capitalized content, and gains (losses) on disposals for fixed assets;
•
Adjusted EBITDA does not reflect (gains) losses associated with debt extinguishments.
•
Adjusted EBITDA does not reflect losses associated with vendor settlements.
•
Adjusted EBITDA does not reflect transaction related expenses from CLMBR acquisition, Wattbike acquisition and pending acquisition of Sportstech.
•
Adjusted EBITDA does not reflect non cash fair value gains (losses) on convertible notes, derivatives, warrants and unrealized currency gains (losses).

Further, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. For example, the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures is limited. Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will,"," “would”, “will be”, “will continue”, “will likely result,” "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms that predict or indicate future events or trends or that are not statements of historical matters. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the value or potential opportunity of the digital asset treasury strategy, its value staying above $50 million, the possibility of acquiring future businesses or completing the referenced pending transactions in a timely manner or at all, the financial performance of those acquisitions and the resulting guidance of having more than $80m of pro forma revenue in 2025, achieving profitability by Q4, and the financial performance of the acquisition targets which have not been audited or reviewed by a PCAOB auditor and could vary materially (a) once that audit or review work is completed and such financials are included in the Company’s reported financials and (b) due to the effect of the exchange rates of foreign currencies which can be volatile, or that the business is at an inflection point in Q2 and that there is a significant opportunity for investors. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. These risk and uncertainties include, but are not limited to, the following: our ability to achieve or maintain profitability; our future capital needs and ability to obtain additional financing to fund our operations; our ability to continue as a "going concern"; the growth rate, if any, of our business and revenue and our ability to manage any such growth; risks related to our subscription or any future revenue model; our limited operating history; our ability to compete successfully; fluctuations in our operating results and factors affecting the same; our reliance on sales of our Forme Studio equipment and CLMBR equipment; our ability to sustain competitive pricing levels; the growth rate, if any, of our target markets and our industry; the ability of our customers to obtain financing to purchase our products; our ability to forecast demand for our products and services, anticipate consumer preferences, and manage our inventory; our ability to attract and retain members, personal trainers, health coaches, and fitness instructors; our ability to expand our commercial

Exhibit 99.1

and corporate wellness business; unforeseen costs and potential liability in connection with our products and services; our dependence on third-party systems and services, international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; and risks related to potential acquisitions, intellectual property, litigation, dependence on key personnel, privacy, cybersecurity, and other regulatory, tax, and accounting matters, and international operations (including the impact of any geopolitical risks such as regional unrest or outbreak of hostilities or war), as well as the risks and uncertainties discussed in our most recently filed annual report on Form 10-K and subsequent filings and as detailed from time to time in our SEC filings. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. These forward-looking statements reflect our management's beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this press release. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.

Exhibit 99.1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Net Loss	$(2,180)	$(10,637)	$(8,782)	$(22,031)
Adjusted to exclude the following:
Total other (income) expense, net	(2,221)	2,089	1,107	2,977
Income tax benefit (expense)	—	—	—	—
Depreciation and amortization expense	891	1,853	1,901	3,715
Stock-based compensation expense (1)	2,804	2,925	4,893	6,291
(Gain) loss on extinguishment of debt (2)	(1,423)	666	(4,459)	1,732
Restructuring expense	37	—	37	—
Vendor settlements (3)	(42)	—	417	—
Transaction related expenses (4)	397	210	696	974
Adjusted EBITDA (5)	$(1,737)	$(2,894)	$(4,190)	$(6,342)

(1) Stock-based compensation expense.

(2) (Gain) loss on debt extinguishment related to the conversion of promissory notes, senior secured notes and convertible notes.

(3) Vendor settlements.

(4) Transaction costs related to acquisition of CLMBR, Inc., Wattbike and pending acquisition of Sportstech.

(5) Please refer to the "Non-GAAP Financial Measures" section.

Exhibit 99.1

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Fitness product revenue	$937	$258	$1,988	$311
Membership revenue	164	207	340	362
Training revenue	118	156	248	311
Total revenue	1,219	621	2,576	984
Cost of revenue:
Cost of fitness product revenue	(696)	(347)	(1,613)	(726)
Cost of membership	(420)	(982)	(843)	(2,000)
Cost of training	(297)	(172)	(617)	(337)
Total cost of revenue	(1,413)	(1,501)	(3,073)	(3,063)
Gross loss	(194)	(880)	(497)	(2,079)
Operating expenses:
Research and development	779	2,474	2,050	4,497
Sales and marketing	211	112	461	368
General and administrative	4,640	4,416	9,126	10,378
Total operating expenses	5,630	7,002	11,637	15,243
Loss from operations	(5,824)	(7,882)	(12,134)	(17,322)
Other income (expense), net:
Other (expense) income, net	(927)	(1,109)	(1,038)	(1,533)
Interest expense	(4,490)	(2,919)	(6,254)	(4,919)
Interest income	229	—	387	—
Gain (loss) upon extinguishment of debt and accounts payable	1,423	(666)	4,459	(1,732)
Change in fair value of convertible notes	7,202	—	6,629	(316)
Change in fair value of earnout	—	1,300	—	1,300
Change in fair value of derivatives	(462)	(809)	(1,949)	(755)
Change in fair value of digital assets	125	—	125	—
Change in fair value of warrants	544	1,448	993	3,246
Total other income (expense), net	3,644	(2,755)	3,352	(4,709)
Loss before provision for income taxes	(2,180)	(10,637)	(8,782)	(22,031)
Income tax expense	—	—	—	—
Net loss attributable to common stockholders	$(2,180)	$(10,637)	$(8,782)	$(22,031)
Net loss per share - basic and diluted	$(2.13)	$(17,476.24)	$(12.49)	$(42,889.07)
Weighted average common stock outstanding—basic and diluted	1,022,140	609	703,048	514

Exhibit 99.1

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$582	$138
Restricted cash	2,250	—
Accounts receivable	1,761	1,426
Inventories, net	2,560	3,868
Derivatives	98	—
Vendor deposits	1,055	1,976
Loan receivable	5,887	—
Prepaid expenses and other current assets	763	810
Total current assets	14,956	8,218
Property and equipment, net	66	116
Right-of-use-assets	260	415
Intangible assets, net	5,277	6,106
Long-term inventories, net	3,024	2,822
Vendor deposits long term	1,268	310
Digital assets	45,125	—
Goodwill	13,220	13,220
Other assets	3,044	2,963
Total Assets	$86,240	$34,170
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,667	$11,169
Accrued expenses and other current liabilities	6,981	3,975
Operating lease liability, current portion	127	261
Deferred revenue	62	77
Loan payable	8,118	8,569
Income tax payable	7	7
Derivatives	383	73
Convertible note payable	1,861	2,750
Total current liabilities	22,206	26,881
Operating lease liability, net of current portion	138	170
Other long term liabilities	1,878	—
Warrant liabilities	590	4
Loan payable non current	1,498	—
Convertible note payable non current	43,656	—
Total liabilities	$69,966	$27,055
Commitments and contingencies (Note 15)
Stockholders' equity
Series A preferred stock, par value $0.0001; 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 4,799,867 and 4,658,737 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	1	1
Series B preferred stock, par value $0.0001; 1,500,000 shares authorized as of June 30, 2025 and December 31, 2024; 408,775 and 1,500,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	—	—
Series C preferred stock, par value $0.0001; 5,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,210,155 and 2,861,128 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	1	—
Common stock, par value $0.0001; 900,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,409,044 and 140,210 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	10	8
Additional paid-in capital	227,998	209,509
Accumulated other comprehensive income	227	183
Accumulated deficit	(211,963)	(202,586)
Total stockholders' equity	16,274	7,115
Total liabilities and stockholders' equity	$86,240	$34,170

Exhibit 99.1

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(8,782)	$(22,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency	(16)	(36)
Depreciation	51	346
Amortization	1,671	3,370
Non-cash lease expense	155	128
Inventory step up amortization	179	—
Stock-based compensation	4,892	6,291
(Gain) Loss on extinguishment of debt and accounts payable	(4,459)	1,732
Loss on settlement of accounts payable	551	—
Interest Income	(387)	—
Non-cash interest expense	3,663	1,561
Amortization of debt discount	2,503	3,358
Common stock issued to lender in connection with entering Equity Line of Credit Agreement	—	368
Change in fair value of convertible notes	(6,629)	316
Change in fair value of digital assets	(125)	—
Warrants issued to service providers and warrant issuance expense	—	1,116
Loss on exchange of warrants for equity	—	358
Change in fair value of earnout	—	(1,300)
Change in fair value of derivatives	1,949	755
Change in fair value of warrants	(993)	(3,246)
Changes in operating assets and liabilities
Accounts receivable	(335)	(124)
Inventories	763	173
Prepaid expenses and other current assets	47	374
Vendor deposits	(37)	46
Deferred offering costs	—	(11)
Accounts payable	(310)	298
Accrued expenses and other current liabilities	87	1,263
Deferred revenue	(15)	(131)
Operating lease liabilities	(166)	(134)
Net cash used in operating activities	(5,743)	(5,160)
Cash Flows From Investing Activities:
Loan to Sportstech	(4,325)	—
Loan to Wattbike	(1,200)	—
Acquisition of digital assets	(45,000)	—
Acquisition of business, cash paid, net of cash acquired	—	(1,447)
Acquisition of software and content	(442)	40
Net cash used in investing activities	(50,967)	(1,407)
Cash Flows From Financing Activities:
Payments of loans	—	(745)
Proceeds from loans	1,800	1,280
Proceeds from issuance of related party loans	—	400
Payments of related party loans	—	(427)
Proceeds from issuance of common stock upon offering, net of offering costs	—	809
Payments of offering costs	(225)	(74)
Redemption on convertible notes	—	(212)
Proceeds from issuance of convertible notes, net of issuance costs	52,636	4,756
Proceeds from issuance of common stock from At the Market Offering, net of issuance costs	1,594	405
Proceeds from exercise of incremental warrants and issuance of convertible notes, net of issuance costs	3,499	—
Proceeds from the exercise of warrants	—	92
Proceeds from the issuance of common stock from equity line of credit	—	389
Net cash provided by financing activities	59,304	6,673
Effect of exchange rate on cash	100	50
Net Change In Cash and Cash Equivalents and Restricted Cash	2,694	156
Cash and restricted cash at beginning of the period	138	—
Cash and restricted cash at end of period	$2,832	$156
Supplemental Disclosure Of Cash Flow Information:
Cash paid for Interest	88	—
Non-Cash Investing and Financing Information:
Property & equipment in accounts payable	18	18
Inventories in accounts payable and accrued expenses	197	739
Issuance of common stock and series B preferred stock for the acquisition of business	—	3,969
Issuance and offering costs in accounts payable and accrued expenses	43	407
Issuance of preferred stock through conversion of debt	—	12,453
Gain on extinguishment of debt with related party	279	—
Issuance of common stock upon conversion of convertible notes	10,022	1,949
Issuance of Series C Preferred Stock upon settlement of loss restoration agreement	3,127	—
Exercise and exchange of stock warrants	—	480
Issuance of common stock from convertible notes and conversion of debt	—	547
Issuance of warrants with convertible notes	1,580	—
Issuance of embedded derivatives with convertible notes	2,104	—
Series A Dividends Paid in Kind	483	—
Series C Dividends Paid in Kind	390	—
Stock-based compensation capitalized in intangible asset and other assets	481	155